AGREEMENT AND PLAN OF SHARE EXCHANGE

THIS AGREEMENT AND PLAN OF SHARE EXCHANGE ("Agreement") is made as at the 14th day of November, 2001.

AMONG:

[ ], whose address is [ ]

("Vendor")

OF THE FIRST PART

AND:

GLOBAL INNOVATIVE SYSTEMS INC., a Nevada corporation having an office at 5975 Selkirk Crescent, Prince George, British Columbia, Canada, V2N 2G9

("Global")

OF THE SECOND PART

AND:

ENERGY MEDICINE DEVELOPMENTS CORP, a Delaware corporation whose address is 10841 Split Oak Lane, Burke, Virginia, 22015, USA

("EnerMed")

OF THE THIRD PART

AND:

ENERGY MEDICINE DEVELOPMENTS (NORTH AMERICA) INC., a British Columbia corporation having an office at Suite 104 - 630 Columbia Street, New Westminster, British Columbia, Canada, V3M 1A5

("BC Co")

OF THE FOURTH PART

WHEREAS:

A. Global proposes to acquire all of the issued and outstanding capital stock of EnerMed and BC Co pursuant to the terms of a series of agreements (the "Acquisition Agreements") between Global and the individual stockholders of EnerMed and BC Co;

B. The Vendor owns [ ] common shares in the capital stock of EnerMed (the "EnerMed Shares") and [ ] common shares in the capital stock of BC Co (the "BC Co Shares") (hereinafter, the term "Vendor's Shares" shall mean both the EnerMed Shares and the BC Co Shares, collectively);

C. Global desires to acquire the EnerMed Shares in exchange for the issuance of [ ] shares of common stock in the capital of Global (the "Exchange Shares");

D. Global desires to acquire the BC Co Shares for a purchase price of [ ] (the "Purchase Price");

E. The Vendor wishes to exchange the EnerMed Shares for the Exchange Shares; and

F. The Vendor wishes to sell the BC Co Shares for the Purchase Price.

NOW, THEREFORE, for and in consideration of the premises and of the respective warranties, representations and agreements contained herein, the parties hereto do hereby agree as follows:

ARTICLE 1
INTERPRETATION AND DEFINITIONS

1.1 Interpretation

For the purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

(a) this "Agreement" means this Agreement and all Schedules attached hereto;

(b) any reference in this Agreement to a designated "Article", "Section", "Schedule" or other subdivision refers to the designated Article, Section, Schedule or other subdivision of this Agreement;

(c) the words "herein" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision of this Agreement;

(d) the word "including", when following any general statement, term or matter, is not to be construed to limit such general statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limited language (such as "without limitation" or "but not limited to" or words of similar import) is used with reference thereto but rather refers to all other items or matters that could reasonably fall within the broadest possible scope of such general statement, term or matter;

(e) any reference to a statute includes and, unless otherwise specified herein, is a reference to such statute and to the regulations made pursuant thereto, with all amendments made thereto and in force from time to time, and to any statute or regulations that may be passed which has the effect of supplementing or superseding such statute or such regulation; and

(f) words importing the masculine gender include the feminine or neuter gender and words in the singular include the plural, and vice versa.

ARTICLE 2
REPRESENTATIONS AND WARRANTIES OF THE VENDOR

2.1 Representations and Warranties of the Vendor

The Vendor represents and warrants to Global on the date hereof and on the Closing Date (as hereinafter defined), that:

(a) the Vendor is the sole legal and beneficial owner of the Vendor's Shares;

(b) the Vendor's Shares will be free and clear of any actual, pending or threatened hold periods, liens, charges, claims, options, set-offs, encumbrances, voting agreements, voting trusts, escrow restrictions or other limitations or restrictions of any nature whatsoever, except as expressly provided for or disclosed herein;

(c) no person, firm or corporation has any right, agreement or option, present or future, contingent or absolute, or any right capable of becoming a right, agreement or option to purchase or otherwise acquire any of the Vendor's Shares;

(d) the Vendor has the full and absolute right, power and authority to enter into this Agreement on the terms and subject to the conditions herein set forth, to carry out the transactions contemplated hereby and to transfer to Global on the Closing Date, legal and beneficial title and ownership of the Vendor's Shares;

(e) the Vendor acknowledges that the Exchange Shares to be issued pursuant to this Agreement have not been registered pursuant to the securities laws of any jurisdiction and are being issued pursuant to exemptions from registration contained in the Securities Act (British Columbia) (the "B.C. Securities Act") and the United States Securities Act of 1933, as amended (the "1933 Act"), and the Exchange Shares may only be sold in a jurisdiction in accordance with the restrictions on resale prescribed under the laws of the jurisdiction in which such shares are sold, all of which may vary depending on the jurisdiction;

(f) the Vendor is aware that Global is not a "reporting issuer" as defined in the B.C. Securities Act and as a consequence the Exchange Shares are restricted from transfer within the province of British Columbia for an indefinite period.

(g) the Vendor is aware that the certificates representing the Exchange Shares will bear the following legend:

THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE AND HAVE BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

(h) the Vendor has duly and validly executed and delivered this Agreement.

ARTICLE 3
REPRESENTATIONS, WARRANTIES AND COVENANTS
OF THE VENDOR AND ENERMED

3.1 Representations and Warranties

The Vendor and EnerMed each represent and warrant, jointly and severally, to Global, as continuing representations and warranties which are true and correct on the date hereof and on the Closing Date, that:

(a) EnerMed is duly incorporated, validly existing and in good standing under the laws of the State of Delaware and in each other jurisdiction in which it carries on business or holds assets and EnerMed has the necessary corporate capacity to carry on the business which it now carries on in such jurisdictions and to own the assets which it now owns;

(b) the EnerMed Shares are validly issued and fully paid shares in the share capital of EnerMed and the same are properly reflected in the corporate records of EnerMed;

(c) no person, firm or corporation has any right, agreement or option, present or future, contingent or absolute, or any right capable of becoming a right, agreement or option to require EnerMed to issue any shares or other securities, or to convert any securities of EnerMed or of any other company into shares in the capital of EnerMed;

(d) the officers of EnerMed are as follows:

Name	Position
Fraser Wilson Lawrie	President
Robert Michael Fletcher	Secretary/Treasurer
Martha Susan Lappin	Vice-President

(e) Martha Susan Lappin is the sole member of the Board of Directors of EnerMed;

(f) the records of EnerMed, as required to be maintained by it under the Delaware Corporation Law and EnerMed's constating documents (including its Articles of Organization and By-laws), are accurate, complete and up-to-date in all material respects and all material transactions of EnerMed have been promptly and properly recorded in its books or filed with its records;

(g) EnerMed's accounting records for the most recent financial quarter (the "EnerMed Financial Records") are true and correct in every material respect;

(h) except as may arise from certain consulting agreements proposed to be entered into between EnerMed and (i) CMC Collateral Management Canada Ltd., (ii) IHR Integrated Health Research and (iii) Alternative Health Care Research Inc. (all three of which call for five year terms beginning January 1, 2002 at $7,000 per month plus expenses and a $900 per month car allowance) (collectively, the "Consulting Agreements"), EnerMed does not have any liability, due or accruing, contingent or absolute, and is not directly or indirectly subject to any guarantee, indemnity or other contingent or indirect obligation with respect to the obligation of any other person or company not shown or reflected in the EnerMed Financial Records, other than any such liability, guarantee, indemnity or obligation incurred or assumed by it in the course of their normal and ordinary day-to-day business and no such liability, guarantee, indemnity or obligation has been paid or discharged by EnerMed after the date of the EnerMed Financial Records other than in the course of its normal and ordinary day-to-day business;

(i) EnerMed does not beneficially own, directly or indirectly, any securities of any kind whatsoever in any other corporate entity;

(j) EnerMed has good and marketable title to all of its assets, and such assets are free and clear of any financial encumbrances not disclosed in the EnerMed Financial Records;

(k) EnerMed holds all permits, licenses, consents and authorizations issued by any government or governmental authority which are necessary in connection with the operation of its business and the ownership of its properties and assets and all such permits, licenses, consents and authorizations are in good standing and are not terminable on the basis of a transfer of ownership of the EnerMed Shares;

(l) EnerMed has filed all necessary tax returns in all jurisdictions required to be filed by it, and has filed all returns affecting workers, compensation with the appropriate agency, corporation capital tax returns, if required, and any other material reports and information required to be filed by EnerMed with any governmental authority;

(m) Except for a Delaware franchise fee of $50 (which is not due until February 15, 2002) EnerMed has paid all income, sales and capital taxes payable by it as and when due; EnerMed has withheld and remitted to tax collection authorities such taxes as are required by law to be withheld and remitted as and when due;

(n) EnerMed has paid all instalments of corporate taxes due and payable, and there is not presently outstanding nor does EnerMed expect to receive any notice of re-assessment from any applicable tax collecting authority;

(o) EnerMed has not declared or paid any distributions of any kind whatsoever including, without limitation, by way of redemption, repurchase or reduction of its authorized capital;

(p) there has been no material adverse change in the financial condition and position of EnerMed and no damage, loss destruction or other change in circumstances materially affecting the business, property or assets of EnerMed or its right or capacity to carry on business since the date of the EnerMed Financial Records;

(q) since the close of EnerMed's most recent financial quarter, EnerMed has not engaged in any transaction or made any disbursement or assumed or incurred any liability or obligation or made any commitment, including, without limitation, any forward purchase commitment or similar obligation, to make any expenditure which would materially affect its operations, property, assets or financial condition;

(r) since the close of EnerMed's most recent financial quarter, EnerMed has not waived or surrendered any material right and has not made any gift of money or of any of its property or assets;

(s) since the close of EnerMed's most recent financial quarter, EnerMed has carried on business in the normal course;

(t) except for the Consulting Agreements, EnerMed does not have outstanding any material continuing contractual obligations whatsoever relating to or affecting the conduct of its business or any of its property or assets or for the purchase, sale or leasing of any property other than those contracts entered into by EnerMed in the course of its normal and ordinary day-to-day business, all of which are terminable on 30 days' notice without penalty;

(u) except for the Consulting Agreements, there are no management contracts or consulting contracts to which EnerMed is a party or by which it is bound and, save and except as disclosed in the EnerMed Financial Records, no amount is payable or has been agreed to be paid by EnerMed to any persons as remuneration, pension, bonus, share of profits or other similar benefit and no officer or member, or former officer or member, of EnerMed, nor any associate or affiliate of any such person, has any claim of any nature against, or is indebted to EnerMed;

(v) EnerMed is not in default under or in breach of, or would, after notice or lapse of time or both, be in default under, any contract, agreement, indenture or other instrument to which it is a party or by which it is bound nor will the consummation of the transactions contemplated hereby conflict with, constitute a default under, result in a breach of, entitle any person or company to a right of termination under, or result in the creation or imposition of any lien, encumbrance or restriction of any nature whatsoever upon or against the property or assets of EnerMed under its constating documents, any contract, agreement, indenture or other instrument to which EnerMed is a party or by which it is bound, any law, judgment, order, writ, injunction or decree of any court, administrative agency or other tribunal or any regulation of any governmental authority, and all such contracts, agreements, indentures, or other instruments are in good standing and EnerMed is entitled to all benefits thereunder;

(w) there are no claims threatened against or affecting EnerMed nor are there any actions, suits, judgments, proceedings or investigations, pending or threatened, against or affecting EnerMed, at law or in equity, before or by any Court, administrative agency or other tribunal or any governmental authority;

(x) neither EnerMed nor the Vendor is aware of any infringement by EnerMed of any patent, trademark or copyright;

(y) the execution, delivery and performance of this Agreement has been duly and validly authorized and approved by EnerMed's board of directors, and EnerMed has the corporate power and authority to execute, deliver and perform this Agreement and such other instruments as appropriate to consummate the transactions herein contemplated, to perform and comply with all of the terms, covenants and conditions to be performed and complied with by EnerMed hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby;

(z) this Agreement constitutes the valid and binding obligation of EnerMed, and is enforceable against EnerMed in accordance with its terms, except as the enforceability may be affected by bankruptcy, insolvency or similar laws affecting creditor's rights generally or court applied equitable remedies;

(aa) neither EnerMed nor the Vendor is aware of nor has either of them failed to disclose to Global any change, event or circumstance which would adversely affect the business or the assets of EnerMed or the prospects, operation or condition of EnerMed or which could reasonably be considered to reduce the value of the business of EnerMed or the value of the EnerMed Shares to Global;

(bb) neither EnerMed nor the Vendor has made any untrue statement to Global nor has either of them failed to state a material fact that is required to be stated or that is necessary to prevent a statement that is made from being materially false or misleading in the circumstances in which it was made;

(cc) all of the assets of EnerMed are in good working order and to the best of the Vendor's knowledge contain no latent defects;

(dd) the Vendor has disclosed to Global all contracts, engagements and commitments, whether oral or written, relating to EnerMed; and

(ee) all alterations, if any, to the constating documents of EnerMed since its incorporation have been duly approved by the shareholders and the Board of Directors of EnerMed.

3.2 Covenants of the Vendor and EnerMed

The Vendor and EnerMed, jointly and severally, covenant and agree with Global that:

(a) both before and after the Closing Date, each of them shall execute and do all such further deeds, acts, things and give such assurances as may be required in the reasonable opinion of Global's counsel to consummate the transactions contemplated hereby and referenced herein; and

(b) each of them will give to Global and its counsel, accountants and other representatives full access, during normal business hours throughout the period prior to the time of Closing, to all of the properties, books, contracts, commitments and records of EnerMed within their possession or control and will furnish to counsel for Global during such period all such information as Global or counsel for Global may reasonably request.

3.3 Covenants of EnerMed

EnerMed covenants and agrees with Global that EnerMed shall not, prior to the Closing Date, except with the prior written consent of Global:

(a) make or permit to be made any employment contracts or other arrangements with any directors, officers, agents, servants or employees of EnerMed;

(b) make or assume or permit to be made or assumed any commitment, obligation or liability which is outside of the usual and ordinary course of the business of EnerMed, and for the purpose of carrying on the same, but EnerMed will operate its properties and carry on its business as heretofore and will maintain all of its properties, rights and assets in good standing, order, and repair;

(c) declare, pay or make any distributions or appropriations of profits or capital except as may be expressly contemplated by the terms of this Agreement or any of the Acquisition Agreements;

(d) create or assume any indebtedness other than in the ordinary course of business or guarantee the obligations of any third party; or

(e) sell or otherwise in any way alienate or dispose of or encumber any of its assets;

provided however, that EnerMed shall, both before and after the Closing Date, execute and do all such further deeds, acts, things and give such assurances as may be required in the reasonable opinion of Global's counsel to consummate the transactions contemplated herein, and shall, without limitation, use its best efforts to obtain any approvals from third parties as may be required to all of the transactions contemplated hereby and referenced herein.

ARTICLE 4
REPRESENTATIONS, WARRANTIES AND COVENANTS
OF THE VENDOR AND BC CO

4.1 Representations and Warranties

The Vendor and BC Co each represent and warrant, jointly and severally, to Global, as continuing representations and warranties which are true and correct on the date hereof and on the Closing Date, that:

(a) BC Co is duly incorporated, validly existing and in good standing under the laws of the Province of British Columbia, Canada and in each other jurisdiction in which it carries on business or holds assets and BC Co has the necessary corporate capacity to carry on the business which it now carries on in such jurisdictions and to own the assets which it now owns;

(b) the BC Co Shares are validly issued and fully paid shares in the share capital of BC Co and the same are properly reflected in the corporate records of BC Co;

(c) no person, firm or corporation has any right, agreement or option, present or future, contingent or absolute, or any right capable of becoming a right, agreement or option to require BC Co to issue any shares or other securities, or to convert any securities of BC Co or of any other company into shares in the capital of BC Co;

(d) the officers of BC Co are as follows:

Name	Position
Fraser Wilson Lawrie	President
Robert Michael Fletcher	Vice-President/Secretary/Treasurer

(e) Fraser Wilson Lawrie and Robert Michael Fletcher are all of the members of the Board of Directors of BC Co;

(f) the records of BC Co, as required to be maintained by it under the Company Act (British Columbia) and BC Co's constating documents (including its Articles of Organization and By-laws), are accurate, complete and up-to-date in all material respects and all material transactions of BC Co have been promptly and properly recorded in its books or filed with its records;

(g) BC Co's accounting records for the most recent financial quarter (the "BC Co Financial Records") are true and correct in every material respect, and fairly reflect on a consolidated basis the business, property, assets and financial position of BC Co as at the close of BC Co's most recent financial quarter and the results of its operations for the period then ended;

(h) other than as disclosed to Global in writing prior to the date of this Agreement, BC Co does not have any liability, due or accruing, contingent or absolute, and is not directly or indirectly subject to any guarantee, indemnity or other contingent or indirect obligation with respect to the obligation of any other person or company not shown or reflected in the BC Co Financial Records, other than any such liability, guarantee, indemnity or obligation incurred or assumed by it in the course of their normal and ordinary day-to-day business and no such liability, guarantee, indemnity or obligation has been paid or discharged by BC Co after the date of the BC Co Financial Records other than in the course of its normal and ordinary day-to-day business;

(i) BC Co does not beneficially own, directly or indirectly, any securities of any kind whatsoever in any other corporate entity;

(j) BC Co has good and marketable title to all of its assets, and such assets are free and clear of any financial encumbrances not disclosed in the BC Co Financial Records;

(k) BC Co holds all permits, licenses, consents and authorizations issued by any government or governmental authority which are necessary in connection with the operation of its business and the ownership of its properties and assets and all such permits, licenses, consents and authorizations are in good standing and are not terminable on the basis of a transfer of ownership of the BC Co Shares;

(l) BC Co has filed all necessary tax returns in all jurisdictions required to be filed by it, and has filed all returns affecting workers, compensation with the appropriate agency, corporation capital tax returns, if required, and any other material reports and information required to be filed by BC Co with any governmental authority;

(m) BC Co has paid all income, sales and capital taxes payable by it as and when due; BC Co has withheld and remitted to tax collection authorities such taxes as are required by law to be withheld and remitted as and when due;

(n) BC Co has paid all instalments of corporate taxes due and payable, and there is not presently outstanding nor does BC Co expect to receive any notice of re-assessment from any applicable tax collecting authority;

(o) BC Co has not declared or paid any distributions of any kind whatsoever including, without limitation, by way of redemption, repurchase or reduction of its authorized capital;

(p) there has been no material adverse change in the financial condition and position of BC Co and no damage, loss destruction or other change in circumstances materially affecting the business, property or assets of BC Co or its right or capacity to carry on business since the date of the BC Co Financial Records;

(q) since the close of BC Co's most recent financial quarter, BC Co has not engaged in any transaction or made any disbursement or assumed or incurred any liability or obligation or made any commitment, including, without limitation, any forward purchase commitment or similar obligation, to make any expenditure which would materially affect its operations, property, assets or financial condition;

(r) since the close of BC Co's most recent financial quarter, BC Co has not waived or surrendered any material right and has not made any gift of money or of any of its property or assets;

(s) since the close of BC Co's most recent financial quarter, BC Co has carried on business in the normal course;

(t) other than as has been disclosed to Global in writing prior to the date of this Agreement, BC Co does not have outstanding any material continuing contractual obligations whatsoever relating to or affecting the conduct of its business or any of its property or assets or for the purchase, sale or leasing of any property other than those contracts entered into by BC Co in the course of its normal and ordinary day-to-day business, all of which are terminable on 30 days' notice without penalty;

(u) other than as has been disclosed to Global in writing prior to the date of this Agreement, there are no management contracts or consulting contracts to which BC Co is a party or by which it is bound and, save and except as disclosed in the BC Co Financial Records, no amount is payable or has been agreed to be paid by BC Co to any persons as remuneration, pension, bonus, share of profits or other similar benefit and no officer or member, or former officer or member, of BC Co, nor any associate or affiliate of any such person, has any claim of any nature against, or is indebted to BC Co;

(v) BC Co is not in default under or in breach of, or would, after notice or lapse of time or both, be in default under, any contract, agreement, indenture or other instrument to which it is a party or by which it is bound nor will the consummation of the transactions contemplated hereby conflict with, constitute a default under, result in a breach of, entitle any person or company to a right of termination under, or result in the creation or imposition of any lien, encumbrance or restriction of any nature whatsoever upon or against the property or assets of BC Co under its constating documents, any contract, agreement, indenture or other instrument to which BC Co is a party or by which it is bound, any law, judgment, order, writ, injunction or decree of any court, administrative agency or other tribunal or any regulation of any governmental authority, and all such contracts, agreements, indentures, or other instruments are in good standing and BC Co is entitled to all benefits thereunder;

(w) there are no claims threatened against or affecting BC Co nor are there any actions, suits, judgments, proceedings or investigations, pending or threatened, against or affecting BC Co, at law or in equity, before or by any Court, administrative agency or other tribunal or any governmental authority;

(x) neither BC Co nor the Vendor is aware of any infringement by BC Co of any patent, trademark or copyright;

(y) BC Co shall obtain and maintain until the Closing Date such insurance against loss or damage to its assets and with respect to public liability as is reasonably prudent for companies carrying on businesses similar to that of BC Co;

(z) the execution, delivery and performance of this Agreement has been duly and validly authorized and approved by BC Co's board of directors, and BC Co has the corporate power and authority to execute, deliver and perform this Agreement and such other instruments as appropriate to consummate the transactions herein contemplated, to perform and comply with all of the terms, covenants and conditions to be performed and complied with by BC Co hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby;

(aa) this Agreement constitutes the valid and binding obligation of BC Co, and is enforceable against BC Co in accordance with its terms, except as the enforceability may be affected by bankruptcy, insolvency or similar laws affecting creditor's rights generally or court applied equitable remedies;

(bb) neither BC Co nor the Vendor is aware of nor has either of them failed to disclose to Global any change, event or circumstance which would adversely affect the business or the assets of BC Co or the prospects, operation or condition of BC Co or which could reasonably be considered to reduce the value of the business of BC Co or the value of the BC Co Shares to Global;

(cc) neither BC Co nor the Vendor has made any untrue statement to Global nor has either of them failed to state a material fact that is required to be stated or that is necessary to prevent a statement that is made from being materially false or misleading in the circumstances in which it was made;

(dd) all of the assets of BC Co are in good working order and to the best of the Vendor's knowledge contain no latent defects;

(ee) the Vendor has disclosed to Global all contracts, engagements and commitments, whether oral or written, relating to BC Co; and

(ff) all alterations, if any, to the constating documents of BC Co since its incorporation have been duly approved by the shareholders and the Board of Directors of BC Co.

4.2 Covenants of the Vendor and BC Co

The Vendor and BC Co, jointly and severally, covenant and agree with Global that:

(a) both before and after the Closing Date, each of them shall execute and do all such further deeds, acts, things and give such assurances as may be required in the reasonable opinion of Global's counsel to consummate the transactions contemplated hereby and referenced herein; and

(b) each of them will give to Global and its counsel, accountants and other representatives full access, during normal business hours throughout the period prior to the time of Closing, to all of the properties, books, contracts, commitments and records of BC Co within their possession or control and will furnish to counsel for Global during such period all such information as Global or counsel for Global may reasonably request.

4.3 Covenants of BC Co

BC Co covenants and agrees with Global that BC Co shall not, prior to the Closing Date, except with the prior written consent of Global:

(a) make or permit to be made any employment contracts or other arrangements with any directors, officers, agents, servants or employees of BC Co;

(b) make or assume or permit to be made or assumed any commitment, obligation or liability which is outside of the usual and ordinary course of the business of BC Co, and for the purpose of carrying on the same, but BC Co will operate its properties and carry on its business as heretofore and will maintain all of its properties, rights and assets in good standing, order, and repair;

(c) declare, pay or make any distributions or appropriations of profits or capital except as may be expressly contemplated by the terms of this Agreement or any of the Acquisition Agreements;

(d) create or assume any indebtedness other than in the ordinary course of business or guarantee the obligations of any third party; or

(e) sell or otherwise in any way alienate or dispose of or encumber any of its assets;

provided however, that BC Co shall, both before and after the Closing Date, execute and do all such further deeds, acts, things and give such assurances as may be required in the reasonable opinion of Global's counsel to consummate the transactions contemplated herein, and shall, without limitation, use its best efforts to obtain any approvals from third parties as may be required to all of the transactions contemplated hereby and referenced herein.

ARTICLE 5
REPRESENTATIONS, WARRANTIES AND COVENANTS
of GLOBAL

5.1 Representations and Warranties

Global represents and warrants to the Vendor, as of the date hereof and as of the Closing Date that:

(a) Global is a company duly incorporated, validly existing and in good standing under the laws of the State of Nevada and has the necessary corporate capacity and is fully qualified in the State of Nevada and each other jurisdiction in which it carries on business or holds assets to carry on the business which it now carries on and to hold the assets which it now holds;

(b) at November 1, 2001, the authorized capital of Global consisted of 21,700,000 common shares with a par value of $0.001, all of which shares were validly issued, are outstanding and are fully paid and non-assessable;

(c) no person or company has any right, agreement or option, present or future, contingent or absolute, or any right capable of becoming a right, agreement or option to require Global to issue any share in its capital or to convert any securities of Global of any other company into shares in its capital other than as disclosed by Global to the Vendor;

(d) Global holds all permits, licenses, consents and authorities issued by any government or governmental authority which are necessary in connection with the operations of its business and of the ownership of its business and of the ownership of its properties and assets;

(e) Global has filed all necessary federal and provincial tax returns affecting workers, compensation with the appropriate agency, corporation capital tax returns and any other reports and information required to be filed by Global with any governmental authority; Global has paid all federal, provincial and foreign income, sales and capital taxes payable by it; Global has withheld and remitted the appropriate taxes to the Minister of National Revenue; Global has paid all instalments of corporate taxes due and payable, and there is not presently outstanding any notice of re-assessment from the Minister of National Revenue or any applicable tax collecting authority;

(f) Global has not declared or paid any dividends of any kind nor declared nor made any other distributions of any kind whatsoever including, without limitation, by way of redemption or repurchase of Global's common shares or deduction of capital;

(g) Global's Financial Statements for the period ended September 30, 2001 ("Global's Financial Statements") are true and correct in every material respect, were prepared in accordance with U.S. generally accepted accounting principles and fairly reflect the business, property, assets and financial position of Global as at the date of Global's Financial Statements and the results of its operations for the period then ended and there are no liabilities of Global, contingent or otherwise, not reflected in Global's Financial Statements;

(h) there has been no material adverse change in the financial condition and position of Global and no damage, loss, destruction or other change in circumstances materially affecting the business, property or assets of Global or its right or capacity to carry on business since the date of Global's Financial Statements;

(i) Global has no liability, due or accruing, contingent or absolute, and is not directly or indirectly subject to any guarantee, indemnity or other contingent or indirect obligation with respect to the obligation of any other person or company not shown or reflected in Global's Financial Statements, other than any such liability, guarantee, indemnity or obligation incurred or assumed by Global in the course of its normal and ordinary day-to-day business and no such liability, guarantee, indemnity or obligation has been paid or discharged by Global after the date of Global's Financial Statements other than in the course of Global's normal and ordinary day-to-day business;

(j) Global has not waived or surrendered any right of substantial value and has not made any gift of money or of any of its property or assets;

(k) since the date of Global's Financial Statements and except as may have been disclosed in the Public Record through the date of this Agreement, Global has carried on its business in the normal course;

(l) Global does not have outstanding any material continuing contractual obligations whatsoever relating to or affecting the conduct of its business or any of its property or assets or for the purchase, sale or leasing of any property other than those contracts entered into by it in the course of its normal and ordinary day-to-day business;

(m) there are no management contracts or consulting contracts to which Global is a party or by which it is bound, no amount is payable or has been agreed to be paid by Global to any person as remuneration, pension, bonus, share of profits or other similar benefit, and no director, officer or member, or former director, officer or member, of Global, nor any associate or affiliate of any such person, has any claims of any nature against, or is indebted to Global;

(n) Global is not in default under or in breach of, or would, after notice or lapse of time or both, be in default under or in breach of, and neither this Agreement nor the consummation of the transactions contemplated hereby will conflict with, constitute a default under, result in a breach of, entitle any person or company to a right of termination under, or result in the creation or imposition of any lien, encumbrance or restriction of any nature whatsoever upon or against the property or assets of Global, its constating documents, any contract, agreement, indenture or other instrument to which it is a party or by which it is bound, any law, judgment, order, writ, injunction or decree of any court, administrative agency or other tribunal or any regulation of any governmental authority, and all such contracts, agreements, indentures, or other instruments are in good standing and Global is entitled to all benefits thereunder;

(o) there are no actions, suits, proceedings or investigations pending or, to the knowledge of Global, threatened against or affecting Global, at law or in equity, before or by any court, administrative agency or other tribunal or any governmental authority;

(p) Global has good and marketable fee or leasehold title to all of its properties and assets shown or reflected in Global's Financial Statements and such properties and assets are free and clear of any liens, charges or encumbrances;

(q) Global does not beneficially own, directly or indirectly, shares of any corporate entity or any interest in a partnership, joint venture or other business entity;

(r) the execution, delivery and performance of this Agreement has been duly and validly authorized and approved by Global's board of directors, and Global has the corporate power and authority to execute, deliver and perform this Agreement and such other instruments as appropriate to consummate the transactions herein contemplated, to perform and comply with all of the terms, covenants and conditions to be performed and complied with by Global hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby;

(s) this Agreement constitutes the valid and binding obligation of Global, and is enforceable against Global in accordance with its terms, except as the enforceability may be affected by bankruptcy, insolvency or similar laws affecting creditor's rights generally or court applied equitable remedies;

(t) Global's execution, delivery and performance of this Agreement do not (i) conflict with or result in a breach of any of the terms, conditions or provisions of the articles of incorporation or bylaws of Global or any judgment, order, injunction, decree, regulation or ruling of any court or other governmental authority to which Global is subject or of any agreement or contract delivered pursuant hereto or any other material agreement or contract to which Global is a party or is subject, or constitute a default thereunder, or (ii) give to others any rights of termination or cancellation of any agreement or contract listed on any schedule delivered pursuant hereto or any other material agreement or contract to which Global is a party or is subject, or (iii) create any lien or encumbrance upon the assets of Global, or (iv) require the consent, authorization or approval of any governmental agency, body, official or authority;

(u) the Exchange Shares when issued will be issued as fully paid and non-assessable shares free and clear of all liens, charges, claims or encumbrances;

(v) Global is not aware of nor has it failed to disclose to the Vendor any change, event or circumstance which would adversely affect the Exchange Shares or the business prospects, operation or condition of Global or which would reasonably be considered to reduce the value of the Exchange Shares;

(w) Global has not made any untrue statement to the Vendor nor has it failed to state a material fact that is required to be stated or that is necessary to prevent a statement that is made from being false or misleading in the circumstances in which it was made; and

(x) the corporate records of Global, as required to be maintained by it under its statute of incorporation and constating documents, are accurate, complete and up-to-date in all material respects and reflect all material transactions of Global.

ARTCILE 6
CONDITIONS

6.1 Global's Conditions

Global's obligation to complete the transactions contemplated hereby are subject to the following conditions (which are for the exclusive benefit of Global) having been satisfied or expressly waived in writing by Global:

(a) prior to the Closing Date, neither the Vendor nor EnerMed or BC Co shall have breached any of their respective warranties and representations as set forth in this Agreement;

(b) all of the covenants and agreements of the Vendor and EnerMed to be observed or performed on or before the EnerMed Closing Date pursuant to the terms hereof shall have been duly observed or performed by them;

(c) all of the covenants and agreements of the Vendor and BC Co to be observed or performed on or before the Global Closing Date pursuant to the terms hereof shall have been duly observed or performed by them;

(d) on or before the EnerMed Closing Date, or such later date as the Vendor and EnerMed may agree in writing, each of EnerMed and Global shall have received approval of this Agreement and the exchange of the EnerMed Shares for the Exchange Shares as contemplated herein from such third parties from whom approval is required; and

(e) on or before the BC Co Closing Date, or such later date as the Vendor and BC Co may agree in writing, each of BC Co and Global shall have received approval to this Agreement and the sale of the BC Co Shares contemplated herein from such third parties from whom approval is required.

ARTICLE 7
PURCHASE AND SALE

7.1 Purchase and Sale

Based upon the representations, warranties and covenants of the parties herein and subject to the conditions hereof, Global shall purchase and the Vendor shall transfer, assign and sell to Global, the EnerMed Shares on the EnerMed Closing Date and the BC Co Shares on the BC Co Closing Date, all free and clear of all liens, charges and encumbrances.

ARTICLE 8
ENERMED CLOSING

8.1 EnerMed Closing Date

The completion of the exchange of the EnerMed Shares for the Exchange Shares (the "EnerMed Closing") shall occur at the offices of Clark, Wilson, 800 - 885 West Georgia Street Vancouver, B.C. on the date (the "EnerMed Closing Date") that is ten days following the date upon which Global receives the last of the items described in Section 0, below, or such earlier or later date as the Vendor and Global may agree in writing.

8.2 Vendor's Deliveries at the EnerMed Closing

On the EnerMed Closing Date the Vendor shall:

(a) deliver to Global the certificate(s) representing the EnerMed Shares duly executed and endorsed, with the Vendor's signature medallion guaranteed, for transfer to Global;

(b) deliver to Global new share certificates representing the EnerMed Shares in Global's name;

(c) deliver a completed and executed Subscription Agreement and Investor Suitability Questionnaire, in form and substance satisfactory to counsel for Global, in connection with the issuance of the Exchange Shares and pursuant to which Global can issue the Exchange Shares under an available exemption from the registration requirements of the 1933 Securities Act.

8.3 Deliveries by EnerMed at the EnerMed Closing:

At or before the EnerMed Closing, EnerMed shall deliver the following to Global:

(a) a Board of Directors' Resolution authorizing and approving the execution of this Agreement by EnerMed and the performance by EnerMed hereunder;

(b) a Board of Director's Resolution of the Board of EnerMed approving the transfer of the EnerMed Shares by the Vendor and authorizing the issuance of a new share certificate representing the EnerMed Shares in the name of Global.

At such time as Global has acquired 90% of the issued and outstanding capital stock of EnerMed, EnerMed shall deliver to Global the following:

(a) all books, records, assets and accounts of EnerMed and any other information necessary for Global to operate and manage the business of EnerMed and the assets owned by EnerMed;

(b) the common seal(s) of EnerMed, if any; and

(c) such other documents and instruments as counsel for Global may reasonably require to effectuate or evidence the transactions contemplated hereby.

8.4 Global's Deliveries on or after the EnerMed Closing Date

Within ten business days following the EnerMed Closing Date, Global shall cause its transfer agent to issue the Exchange Shares to the Vendor and to deliver the same to Vendor at the address shown in the Subscription Agreement referred to in Section 0, above.

ARTICLE 9
BC CO CLOSING

9.1 BC Co Closing Date

The completion of the exchange of the BC Co Shares for the Exchange Shares (the "BC Co Closing") shall occur at the offices of Clark, Wilson, 800 - 885 West Georgia Street Vancouver, B.C. on a date (the "BC Co Closing Date") specified in a closing notice to be delivered by Global to the Vendor and BC Co; provided, however, that the BC Co Closing Date shall not be earlier than ten days following the date of delivery of such closing notice to the Vendor and shall not be later than one year following the date of this Agreement.

9.2 Vendor's Deliveries at the BC Co Closing

On the BC Co Closing Date the Vendor shall:

(a) deliver to Global the certificate(s) representing the BC Co Shares duly executed and endorsed, with the Vendor's signature medallion guaranteed, for transfer to Global;

(b) deliver to Global new share certificates representing the BC Co Shares in Global's name;

(c) deliver a completed and executed Subscription Agreement and Investor Suitability Questionnaire, in form and substance satisfactory to counsel for Global, in connection with the issuance of the Exchange Shares and pursuant to which Global can issue the Exchange Shares under an available exemption from the registration requirements of the 1933 Securities Act.

9.3 Deliveries by BC Co at the BC Co Closing:

At or before the BC Co Closing, BC Co shall deliver the following to Global:

(a) a Board of Directors' Resolution authorizing and approving the execution of this Agreement by BC Co and the performance by BC Co hereunder;

(b) a Board of Director's Resolution of the Board of BC Co approving the transfer of the BC Co Shares by the Vendor and authorizing the issuance of a new share certificate representing the BC Co Shares in the name of Global.

At such time as Global has acquired 90% of the issued and outstanding capital stock of BC Co, BC Co shall deliver to Global the following:

(a) all books, records, assets and accounts of BC Co and any other information necessary for Global to operate and manage the business of BC Co and the assets owned by BC Co;

(b) the common seal(s) of BC Co, if any; and

(c) such other documents and instruments as counsel for Global may reasonably require to effectuate or evidence the transactions contemplated hereby.

9.4 Global's Deliveries on the BC Co Closing Date

At the BC Co Closing, Global shall pay the Purchase Price to the Vendor.

ARTICLE 10
MISCELLANEOUS

10.1 Survival of Representations and Warranties

All of the representations, warranties, covenants and agreements of the Vendor, EnerMed and BC Co contained in this Agreement and in any certificate, statement or other document delivered pursuant to or in connection herewith shall survive the EnerMed Closing Date and the BC Co Closing Date and shall continue in full force and effect for the benefit of Global regardless of any knowledge or investigation by or on behalf of Global with respect thereto.

10.2 Indemnification by the Vendor

Except for any accruals pursuant to the Consulting Agreements, the Vendor will indemnify Global against, and hold Global harmless from, any liabilities relating to the Vendor's Shares accruing up to and including the day before the respective closing dates and will ensure that EnerMed and BC Co have paid all wages, holiday pay, income tax, pension plan, unemployment insurance and other compensation payable to or related to their employees, if any.

10.3 Indemnification by Global

Global will indemnify and hold the Vendor harmless from any liabilities relating to the Exchange Shares accruing up to and including the day before the EnerMed Closing Date.

10.4 Notice

Any notice, document or communication required or permitted to be given hereunder shall be in writing at the following addresses, or such other addresses as the parties may specify in writing:

To the Vendor:

[name and address]

To Global:

5975 Selkirk Crescent
Prince George, British Columbia
Canada V2N 2G9

with a copy to:

Clark, Wilson
Barristers and Solicitors
800 - 885 West Georgia Street
Vancouver, British Columbia
Canada V6C 3H1
Attention:  Ethan P. Minsky
Fax: (604) 687-6314

To EnerMed or BC Co:

Suite 104 - 630 Columbia Street
New Westminster, British Columbia
Canada V3M 1A5
Attention:  Robert M. Fletcher
Fax: (604) 522-9896

Notices shall be effective and deemed to have been duly given and received if delivered personally or by facsimile.

10.5 Time

Time shall be of the essence hereof.

10.6 Entire Agreement

This Agreement constitutes the entire agreement between the parties hereto and supersedes all prior contracts, agreements and understandings between the parties. There are no representations warranties, collateral agreements or conditions affecting this transaction other than as are expressed or referred to herein in writing.

10.7 Consent of EnerMed and Global

EnerMed and BC Co consent to the transactions contemplated herein and hereby acknowledge and agree to execute and perform all such further deeds, acts, things and give such assurances as may be required in the reasonable opinion of counsel for more perfectly consummating the transactions contemplated herein, and shall, without limitation, use their best efforts to obtain as required, approval from such parties as may be required to give their approval to the transactions contemplated hereby and herein referenced.

10.8 Governing Law

This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada.

10.9 Enurement

This Agreement shall enure to the benefit of and be binding upon the respective heirs, successors and assigns of the parties hereto.

10.10 Headings

The headings in this Agreement have been inserted for convenience only, and do not define, limit, alter or enlarge the meaning of any provision of this Agreement.

10.11 Schedules

Wherever any term or condition, expressed or implied, in such schedules conflicts or is at variance with any term or condition of this Agreement, the terms or conditions of this Agreement shall prevail.

10.12 Severability

If a provision of this Agreement is deemed to be wholly or partly invalid, this Agreement will be interpreted as if the invalid provision had not been a part thereof.

10.13 Counterparts

This Agreement may be executed in one or more counterparts which, when so executed, by facsimile signature or otherwise, shall be read together and be construed as one agreement.

IN WITNESS WHEREOF the parties hereto have executed this Agreement on the day and year first set forth above.

EXECUTED by [ ] in the presence of: Signature Print Name Address Occupation	) ) ) ) ) ) ) ) ) ) ) ) )	[ ]

GLOBAL INNOVATIVE SYSTEMS INC.

Per:
Authorized Signatory

ENERGY MEDICINE DEVELOPMENTS CORP.

Per:
Authorized Signatory

ENERGY MEDICINE DEVELOPMENTS
(NORTH AMERICA) INC.

Per:
Authorized Signatory